Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER NET INCOME

OF $152.0 MILLION, EARNINGS PER COMMON SHARE OF $.62.

– Reports Growth in Assets Under Custody of 24% and Assets Under Management of 13% –

(Chicago, July 20, 2011) Northern Trust Corporation today reported second quarter net income per common share of $.62 compared with net income per common share of $.82 in the second quarter of 2010 and $.61 in the first quarter of 2011. Net income was $152.0 million in the current quarter, compared with net income of $199.6 million in the second quarter of 2010 and $151.0 million in the first quarter of 2011. Net income in the current quarter was impacted by restructuring, acquisition, and integration related expenses totaling $22.6 million ($18.8 million after tax, or $.08 per common share). Return on average common equity was 8.8% in the current quarter, compared to 12.2% in the second quarter of 2010 and 8.9% in the first quarter of 2011.

Earnings per share in both the second quarter of 2010 and the first quarter of 2011 benefited from reductions of a guarantee liability related to certain indemnified litigation involving Visa, Inc. (Visa). The associated expense reductions totaled $12.7 million ($8.0 million after tax, or $.04 per common share) in the second quarter of 2010 and $10.1 million ($6.4 million after tax, or $.02 per common share) in the first quarter of 2011.

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Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Our financial performance benefited from excellent new business from personal and institutional clients. This performance was the result of our strong competitive positioning and our focus on delivering high quality service and solutions to our clients. We also realized double-digit growth in client assets, with assets under custody increasing 24% to $4.4 trillion and assets under management increasing 13% to $684.1 billion compared to a year ago.

Despite new business success in the marketplace, persistently low interest rates and a sluggish economy continued to impact our results. As we said during the second quarter, while continuing to invest in the business, we are actively pursuing a wide array of productivity and expense management initiatives.

Northern Trust’s solid capital position has enabled us to pursue strategic initiatives. During the second quarter, we completed our acquisition of the fund administration business of Bank of Ireland and announced an agreement to acquire Omnium LLC, a leading hedge fund administrator. These targeted acquisitions provide Northern Trust with new capabilities that position us to better serve our clients and enter new markets to fuel future growth.”

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SECOND QUARTER PERFORMANCE HIGHLIGHTS

Net income per common share in the second quarter of 2011 was $.62 compared to $.82 per common share in the second quarter of 2010. Net income for the current quarter was $152.0 million compared to $199.6 million in the prior year quarter. Net income in the current quarter was adversely impacted by restructuring, acquisition, and integration related expenses totaling $22.6 million ($18.8 million after tax, or $.08 per common share). Operating earnings for the prior year quarter, which exclude the Visa related after-tax benefit of $8.0 million ($.04 per common share), were $191.6 million, or $.78 per common share. Operating earnings is a non-GAAP financial measure. A reconciliation of operating earnings to reported earnings prepared in accordance with U.S. generally accepted accounting principles (GAAP) is provided on page 13.

Consolidated revenue totaled $944.8 million in the current quarter and $964.2 million the prior year quarter. Noninterest income, which represented 74% of revenue, decreased $32.7 million, or 4%, to $698.7 million from the prior year quarter’s $731.4 million, primarily due to reduced levels of foreign exchange trading income. Trust, investment and other servicing fees, which represented 59% of current quarter revenue, were $557.8 million in the current quarter compared to $543.5 million in the prior year quarter, an increase of $14.3 million, or 3%. Net interest income for the quarter on a fully taxable equivalent (FTE) basis increased $14.2 million, or 6%, to $256.6 million compared to $242.4 million in the prior year quarter.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) decreased $7.5 million, or 2%, to $308.5 million in the current quarter from the prior year quarter’s $316.0 million, primarily reflecting a decline in securities lending revenue, partially offset by higher fees from custody and fund administration services. Custody and fund administration fees, the largest component of C&IS fees, increased $28.0 million, or 17%, to $189.9 million from the prior year quarter’s total of $161.9 million, reflecting strong new business, improved markets, and the recently acquired Bank of Ireland Securities Services (BoISS). C&IS investment management fees for the current quarter equaled $69.9 million, an increase of 1% from $69.4 million in the prior year quarter. Investment management fees benefited from improved markets and new business, partially offset by waived fees in money market mutual funds due to the persistent low level of short-term interest rates. Money market

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

mutual fund fee waivers in C&IS totaled $7.5 million in the current quarter compared with $2.6 million in the prior year quarter. Securities lending revenue totaled $30.9 million, a $35.4 million decrease compared with the prior year quarter’s $66.3 million. The prior year quarter included the recovery of previously recorded unrealized asset valuation losses of approximately $37 million in a mark-to-market investment fund used in securities lending activities. As of September 30, 2010, securities in the mark-to-market fund had been sold with the proceeds reinvested into a short duration fund, eliminating the mark-to-market impact on securities lending revenue in periods subsequent to the date of sale.

Trust, investment and other servicing fees from Personal Financial Services (PFS) totaled $249.3 million in the current quarter, increasing $21.8 million, or 10%, from $227.5 million in the prior year quarter. The increase in PFS fees was primarily the result of strong new business and improved markets. PFS waived fees in money market mutual funds, attributable to the continued low level of short-term interest rates, totaled $15.2 million in the current quarter compared with $12.9 million in the prior year quarter.

Assets under custody and assets under management form the primary basis of our trust, investment and other servicing fees. The following table provides Northern Trust’s assets under custody and assets under management by business segment.

($ in Billions)	June 30, 2011	March 31, 2011	June 30, 2010	% Change 2Q 11/2Q 10	% Change 2Q 11/1Q 11
Assets Under Custody
Corporate & Institutional	$4,028.1	$3,971.4	$3,224.3	25%	1%
Personal	387.8	384.6	327.6	18	1

Total Assets Under Custody	$4,415.9	$4,356.0	$3,551.9	24%	1%

($ in Billions)	June 30, 2011	March 31, 2011	June 30, 2010	% Change 2Q 11/2Q 10	% Change 2Q 11/1Q 11
Assets Under Management
Corporate & Institutional	$512.1	$493.8	$461.5	11%	4%
Personal	172.0	168.4	141.5	22	2

Total Assets Under Management	$684.1	$662.2	$603.0	13%	3%

Note: The above excludes the client custody assets of the recently acquired BoISS.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

C&IS assets under custody totaled $4.0 trillion, up 25% from the prior year quarter, and included $2.5 trillion of global custody assets, 35% higher compared to the prior year quarter. C&IS assets under management totaled $512.1 billion, up 11% from the prior year quarter, and included $106.2 billion of securities lending collateral, a 4% decrease from the prior year quarter.

Foreign exchange trading income totaled $80.8 million, down $34.6 million, or 30%, compared with $115.4 million in the prior year quarter. The current quarter decrease is attributable to reduced market volatility.

Other operating income totaled $42.2 million, up 13% compared to $37.4 million in the prior year quarter.

Net investment security losses of $16.6 million were recorded in the current quarter compared to net losses of $.1 million in the prior year quarter. The current quarter included $16.9 million of credit-related other-than-temporary impairment of residential mortgage-backed securities.

Net interest income for the quarter on an FTE basis totaled $256.6 million, up $14.2 million, or 6%, compared to the $242.4 million in the prior year quarter, primarily attributable to an increase in average earning assets. Average earning assets of $83.7 billion, up $17.6 billion, or 27%, compared to $66.1 billion in the prior year quarter, reflect increases in average Federal Reserve deposits and short-term securities. The net interest margin was 1.23% for the current quarter, down from 1.47% in the prior year quarter. The net interest margin continues to be impacted by balance sheet growth that is concentrated primarily in lower yielding Federal Reserve deposits and investment securities due to continued weakness in loan demand, and by a larger percentage of funding generated from interest-bearing sources, primarily non-U.S. office deposits. Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. A reconciliation of reported net interest income to net interest income on an FTE basis is provided on page 13.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

The provision for credit losses was $10.0 million in the current quarter and net charge-offs totaled $15.0 million. This compares to a provision of $50.0 million and net charge-offs of $38.3 million in the prior year quarter. The current quarter provision reflects improvement in the commercial and institutional loan class, partially offset by continued weakness in the commercial real estate and residential real estate loan classes.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	June 30, 2011		March 31, 2011		June 30, 2010
Nonperforming Assets
Nonperforming Loans	$328.0		$325.1		$345.5
Other Real Estate Owned	31.1		56.3		44.3

Total Nonperforming Assets	359.1		381.4		389.8

Allowance for Credit Losses
Allowance for Credit Losses Assigned to Loans and Leases	311.3		313.5		326.7
Unfunded Loan Commitments and Standby Letters of Credit	34.5		37.3		34.9

Total Allowance for Credit Losses	$345.8		$350.8		$361.6

Ratios
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.09%		1.12%		1.15%
Nonperforming Loans to Total Loans and Leases	1.15%		1.17%		1.21%
Loan and Lease Allowance to Nonperforming Loans Coverage	.9	x	1.0	x	1.0	x

Noninterest expense totaled $705.3 million for the current quarter, a $90.9 million, or 15%, increase from $614.4 million in the prior year quarter. Excluding the prior year quarter’s $12.7 million Visa related pre-tax benefit and the current quarter’s restructuring, acquisition, and integration related charges of $22.6 million, noninterest expense increased by $55.6 million, or 9%, in the current quarter.

Compensation expense, the largest component of noninterest expense, equaled $320.2 million, up $42.0 million, or 15%, compared to $278.2 million in the prior year quarter. The increase included $18.4 million of severance related restructuring charges. Excluding the severance charges, compensation expense increased $23.6 million, or 8%, reflecting annual salary increases and higher full-time equivalent staff levels. Staff on a full-time equivalent basis at June 30, 2011 totaled approximately 13,600, up 8% from a year ago.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

Employee benefit expense equaled $67.2 million, up $8.4 million, or 14%, compared to $58.8 million in the prior year quarter. Employee benefit expense for the current quarter reflects higher staffing and increased U.S. pension and federal and unemployment insurance expense.

Expense associated with outside services totaled $134.9 million, up $20.3 million, or 18%, from $114.6 million in the prior year quarter. The increase is primarily due to higher expense associated with technical and investment manager sub-advisory services. The current quarter also includes integration costs associated with acquisition related activities.

Equipment and software expense totaled $83.1 million, an increase of $13.3 million, or 19%, from $69.8 million in the prior year quarter due to higher levels of depreciation expense from the continued investment in capital assets.

Other operating expense totaled $56.7 million, a decrease of $7.1 million, or 11%, compared to $63.8 million in the prior year quarter. The prior year quarter included an expense accrual related to a tax on bonus payments to employees in the United Kingdom. The current quarter includes lower Federal Deposit Insurance Corporation premiums and lower charges associated with account servicing activities, partially offset by higher business promotion costs and increased staff related expenses.

Income tax expense was $77.5 million in the current quarter, representing an effective tax rate of 33.8%, and $100.2 million in the prior year quarter, representing an effective tax rate of 33.4%. The current quarter’s effective tax rate reflects lower tax benefits from restructuring, acquisition, and integration related expenses that were incurred in lower tax rate jurisdictions, partially offset by a reduction in state tax reserves.

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SECOND QUARTER PERFORMANCE VS. FIRST QUARTER

Net income per common share of $.62 in the second quarter of 2011 compares to $.61 in the first quarter of 2011. Net income for the current quarter was $152.0 million compared to $151.0 million in the prior quarter. Net income in the current quarter was impacted by restructuring, acquisition, and integration related expenses totaling $22.6 million ($18.8 million after tax, or $.08 per common share). Operating earnings for the prior quarter, which exclude Visa related after-tax benefits of $6.4 million, were $144.6 million, or $.59 per common share.

Consolidated revenue for the current quarter equaled $944.8 million, an increase of $46.9 million, or 5%, compared to $897.9 million in the prior quarter. Trust, investment and other servicing fees totaled $557.8 million, an increase of $42.9 million, or 8%, from $514.9 million in the prior quarter. Net interest income for the current quarter on an FTE basis increased $11.7 million, or 5%, to $256.6 million from $244.9 million in the prior quarter.

C&IS trust, investment and other servicing fees totaled $308.5 million, an increase of $37.2 million, or 14%, from $271.3 million in the prior quarter, primarily reflecting higher custody and fund administration fees which increased $20.9 million, or 12%, to $189.9 million from the prior quarter’s $169.0 million and was attributable to strong new business and the recently acquired BoISS. C&IS investment management fees in the current quarter totaled $69.9 million, an increase of 4% from $67.1 million in the prior quarter. Money market mutual fund fee waivers in C&IS, attributable to the continued low level of short-term interest rates, totaled $7.5 million in the current quarter compared with $4.6 million in the prior quarter. Securities lending revenue totaled $30.9 million in the current quarter, an increase of $13.9 million, or 82%, compared with $17.0 million in the prior quarter. The increase in the current quarter reflects improved spreads on the investment of cash collateral and increased volumes which benefitted from the international dividend season.

PFS trust, investment and other servicing fees increased $5.7 million, or 2%, to $249.3 million from the prior quarter’s $243.6 million. The increase in PFS fees primarily reflects improved markets and strong new business, partially offset by waived fees in money market mutual funds which totaled $15.2 million in the current quarter compared to $12.1 million in the prior quarter.

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SECOND QUARTER PERFORMANCE VS. FIRST QUARTER (continued)

Foreign exchange trading income decreased 5%, to $80.8 million compared to $84.8 million in the prior quarter, reflecting lower market volatility.

Other operating income of $42.2 million for the current quarter increased $6.5 million, or 18%, from the prior quarter’s $35.7 million.

Net investment security losses totaled $16.6 million in the current quarter compared to $5.5 million in the prior quarter. The current and prior quarter included $16.9 million and $5.1 million, respectively, of credit-related other-than-temporary-impairment of residential mortgage-backed securities.

Net interest income on an FTE basis in the current quarter increased $11.7 million, or 5%, to $256.6 million compared with $244.9 million in the prior quarter reflecting an increase in average earning assets. Average earning assets of $83.7 billion, up $8.3 billion, or 11%, compared to $75.4 billion in the prior quarter, reflect increased average balances of Federal Reserve deposits, securities, and loans and leases. The current quarter net interest margin was 1.23%, down from 1.32% in the prior quarter. The net interest margin continues to be impacted by balance sheet growth concentrated primarily in the lower yielding earning assets such as Federal Reserve deposits and investment securities due to continued weakness in loan demand, and by a larger percentage of funding generated from interest-bearing sources, primarily non-U.S. office deposits.

The provision for credit losses totaled $10.0 million in the current quarter and $15.0 million in the prior quarter. Net charge-offs totaled $15.0 million for the current quarter and included $2.2 million of recoveries, compared to $21.6 million of net charge-offs in the prior quarter and $13.8 million of recoveries.

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SECOND QUARTER PERFORMANCE VS. FIRST QUARTER (continued)

Noninterest expense totaled $705.3 million in the current quarter, an increase of $52.4 million, or 8%, from the prior quarter’s $652.9 million. Excluding the prior quarter’s pre-tax Visa related indemnification benefit of $10.1 million and integration and acquisition related charges of $3.8 million, and the current quarter’s restructuring, acquisition, and integration related charges of $22.6 million, noninterest expense increased $23.5 million, or 4%, in the current quarter.

Compensation expense totaled $320.2 million for the current quarter, up $26.2 million, or 9%, from $294.0 million in the prior quarter, and included $18.4 million of severance related charges. In addition, the current quarter reflects higher staff levels, annual salary increases, partially offset by lower performance-based compensation expense. The prior quarter included $9.1 million of share-based compensation attributable to stock options granted to retirement-eligible employees that were expensed in their entirety on the grant date.

Employee benefit expense totaled $67.2 million for the current quarter, up $12.4 million, or 23%, from $54.8 million in the prior quarter. The increase primarily reflects the prior quarter’s $9.7 million reversal of an employee benefit related accrual for which the 2010 goal was not met.

Expense for outside services totaled $134.9 million, an increase of $10.9 million, or 9%, compared to $124.0 million in the prior quarter, primarily due to higher expense associated with technical and investment manager sub-advisory services, partially offset by lower consulting expenses.

Equipment and software expense totaled $83.1 million in the current quarter, up $9.7 million, or 13%, from $73.4 million in the prior quarter due to higher levels of depreciation expense attributable to the continued investment in capital assets.

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SECOND QUARTER PERFORMANCE VS. FIRST QUARTER (continued)

Other operating expense totaled $56.7 million, a decrease of $17.5 million, or 24%, from $74.2 million in the prior quarter, primarily reflecting lower business promotion expenses and reduced charges associated with account servicing activities, partially offset by higher staff related expenses.

Total income tax expense was $77.5 million for the current quarter, representing an effective rate of 33.8%. Income tax expense was $79.0 million in the prior quarter, representing an effective tax rate of 34.3%. The current quarter’s effective tax rate reflects lower tax benefits from restructuring, acquisition, and integration related expenses that were incurred in lower tax rate jurisdictions, partially offset by a reduction in state tax reserves. The prior quarter’s effective tax rate includes deferred tax adjustments recorded as a result of the higher Illinois corporate income tax rate enacted in January 2011.

BALANCE SHEET

Total assets averaged $92.4 billion for the current quarter, up $18.1 billion, or 24%, from the prior year’s second quarter average of $74.3 billion. Earning assets averaged $83.7 billion, up $17.6 billion, or 27%, from the prior year quarter’s average of $66.1 billion. Average Federal Reserve deposits and other interest-bearing balances equaled $14.8 billion, an increase of $10.9 billion compared to the prior year quarter’s average of $3.9 billion. Average investment securities increased $4.6 billion, or 24%, to $24.0 billion in the current quarter compared to $19.4 billion in the prior year quarter, while interest-bearing deposits with banks totaled $16.2 billion for the current quarter compared to $15.0 billion for the prior year quarter, an 8% increase.

Loans and leases averaged $28.3 billion, an increase of 3% from $27.6 billion in the prior year quarter, primarily attributable to higher average short duration advances related to the processing of custodied client investments. Commercial and institutional loans averaged $6.3 billion in both the current and prior year quarters. Commercial real estate loans averaged $3.1 billion, down 4% from the prior year quarter’s $3.2 billion. Residential real estate loans averaged $10.7 billion, down 1% from the prior year quarter’s $10.9 billion. The current quarter residential real estate loan average balance represented 38% of the total average loan and lease portfolio. Private client loans averaged $5.1 billion, up 5% from prior year quarter’s $4.9 billion.

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BALANCE SHEET (continued)

Total stockholders’ equity averaged $7.0 billion, up 6% from the prior year quarter’s average of $6.5 billion. The current quarter increase primarily reflects the retention of earnings, partially offset by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the current quarter, the Corporation repurchased 833,840 shares at a cost of $40.2 million ($48.27 average price per share). An additional 5.6 million shares are authorized for repurchase after June 30, 2011 under the current share buyback program.

Northern Trust’s risk-based capital ratios remained strong at June 30, 2011, with the Corporation’s tier 1 capital ratio of 12.8%, total risk-based capital ratio of 14.5%, and tier 1 leverage ratio of 7.7% each exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Each of Northern Trust’s U.S. subsidiary banks had capital ratios at June 30, 2011 that were above the levels required for classification as a “well capitalized” institution.

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 12.3% at June 30, 2011, 13.0% at March 31, 2011 and 13.2% at June 30, 2010. The following table provides a reconciliation of tier 1 common equity to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

($ In Millions)	June 30, 2011	March 31, 2011	June 30, 2010
Tier 1 Capital	$7,047.3	$7,054.4	$6,806.2
Less: Floating Rate Capital Securities	268.6	268.6	268.5

Tier 1 Common Equity	$6,778.7	$6,785.8	$6,537.7

Ratios
Tier 1 Capital	12.8%	13.5%	13.7%
Tier 1 Common Equity	12.3%	13.0%	13.2%

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

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RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS

The following table provides a reconciliation of operating earnings, a non-GAAP financial measure which excludes Visa related indemnification benefits, to reported earnings prepared in accordance with GAAP. Management believes the presentation of operating earnings in addition to reported results prepared in accordance with GAAP provides a clearer indication of the results and trends in Northern Trust’s core businesses.

	Second Quarter 2011		First Quarter 2011		Second Quarter 2010
($ In Millions Except Per Common Share Data)	Amount	Per Common Share	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$152.0	$.62	$151.0	$.61	$199.6	$.82
Visa Indemnification Benefit (net of tax effect of $3.7 in the first quarter of 2011 and $4.7 in the second quarter of 2010)	—	—	(6.4)	(.02)	(8.0)	(.04)

Operating Earnings	$152.0	$.62	$144.6	$.59	$191.6	$.78

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE

EQUIVALENT

The table below presents a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on a fully taxable equivalent (FTE) basis, a non-GAAP financial measure. Management believes this presentation provides a clearer indication of net interest margins for comparative purposes.

	Three Months Ended
	June 30, 2011			March 31, 2011			June 30, 2010
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$359.7	$10.5	$370.2	$347.1	$10.5	$357.6	$317.9	$9.6	$327.5
Interest Expense	113.6	—	113.6	112.7	—	112.7	85.1	—	85.1

Net Interest Income	246.1	10.5	256.6	234.4	10.5	244.9	232.8	9.6	242.4
Net Interest Margin	1.18%		1.23%	1.26%		1.32%	1.41%		1.47%

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expense, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust's business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2010 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast live on July 20, 2011. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on July 20, 2011 through 5:00 p.m. CT on August 17, 2011. Participants will need Windows Mediatm software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)

	SECOND QUARTER
	2011	2010	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$557.8	$543.5	3%
Foreign Exchange Trading Income	80.8	115.4	(30)
Treasury Management Fees	18.6	19.9	(7)
Security Commissions and Trading Income	15.9	15.3	3
Other Operating Income	42.2	37.4	13
Investment Security Gains (Losses), net	(16.6)	(.1)	N/M

Total Noninterest Income	698.7	731.4	(4)

Net Interest Income
Interest Income	359.7	317.9	13
Interest Expense	113.6	85.1	34

Net Interest Income	246.1	232.8	6

Total Revenue	944.8	964.2	(2)

Provision for Credit Losses	10.0	50.0	(80)

Noninterest Expense
Compensation	320.2	278.2	15
Employee Benefits	67.2	58.8	14
Outside Services	134.9	114.6	18
Equipment and Software	83.1	69.8	19
Occupancy	43.2	41.9	3
Visa Indemnification Benefit	—	(12.7)	(100)
Other Operating Expense	56.7	63.8	(11)

Total Noninterest Expense	705.3	614.4	15

Income before Income Taxes	229.5	299.8	(23)
Provision for Income Taxes	77.5	100.2	(23)

NET INCOME	$152.0	$199.6	(24)%

Per Common Share
Net Income
Basic	$.62	$.82	(25)%
Diluted	.62	.82	(24)

Average Common Equity	$6,956.7	$6,546.6	6%
Return on Average Common Equity	8.76%	12.23%
Return on Average Assets	.66%	1.08%

Cash Dividends Declared per Common Share	$.28	$.28	—%

Average Common Shares Outstanding (000s)
Basic	241,484	242,046
Diluted	241,912	242,597
Common Shares Outstanding (EOP)	240,992	242,091

(N/M) Percentage change is either not meaningful or not applicable.

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)

	SECOND QUARTER	FIRST QUARTER
	2011	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$557.8	$514.9	8%
Foreign Exchange Trading Income	80.8	84.8	(5)
Treasury Management Fees	18.6	18.6	—
Security Commissions and Trading Income	15.9	15.0	6
Other Operating Income	42.2	35.7	18
Investment Security Gains (Losses), net	(16.6)	(5.5)	N/M

Total Noninterest Income	698.7	663.5	5

Net Interest Income
Interest Income	359.7	347.1	4
Interest Expense	113.6	112.7	1

Net Interest Income	246.1	234.4	5

Total Revenue	944.8	897.9	5

Provision for Credit Losses	10.0	15.0	(33)

Noninterest Expense
Compensation	320.2	294.0	9
Employee Benefits	67.2	54.8	23
Outside Services	134.9	124.0	9
Equipment and Software	83.1	73.4	13
Occupancy	43.2	42.6	1
Visa Indemnification Benefit	—	(10.1)	(100)
Other Operating Expense	56.7	74.2	(24)

Total Noninterest Expense	705.3	652.9	8

Income before Income Taxes	229.5	230.0	—
Provision for Income Taxes	77.5	79.0	(2)

NET INCOME	$152.0	$151.0	1%

Per Common Share
Net Income
Basic	$.62	$.62	(1)%
Diluted	.62	.61	2

Average Common Equity	$6,956.7	$6,852.8	—%
Return on Average Common Equity	8.76%	8.94%
Return on Average Assets	.66%	.74%

Cash Dividends Declared per Common Share	$.28	$.28	—%

Average Common Shares Outstanding (000s)
Basic	241,484	242,126
Diluted	241,912	242,970
Common Shares Outstanding (EOP)	240,992	241,803

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	SIX MONTHS
	2011	2010	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,072.7	$1,058.6	1%
Foreign Exchange Trading Income	165.6	195.1	(15)
Treasury Management Fees	37.2	40.0	(7)
Security Commissions and Trading Income	30.9	28.6	8
Other Operating Income	77.9	76.4	2
Investment Security Gains (Losses), net	(22.1)	.2	N/M

Total Noninterest Income	1,362.2	1,398.9	(3)

Net Interest Income
Interest Income	706.8	632.2	12
Interest Expense	226.3	169.0	34

Net Interest Income	480.5	463.2	4

Total Revenue	1,842.7	1,862.1	(1)

Provision for Credit Losses	25.0	90.0	(72)

Noninterest Expenses
Compensation	614.2	552.9	11
Employee Benefits	122.0	121.9	—
Outside Services	258.9	220.2	18
Equipment and Software Expense	156.5	136.4	15
Occupancy Expense	85.8	84.6	1
Visa Indemnification Benefit	(10.1)	(12.7)	(20)
Other Operating Expenses	130.9	130.8	—

Total Noninterest Expenses	1,358.2	1,234.1	10

Income before Income Taxes	459.5	538.0	(15)
Provision for Income Taxes	156.5	181.2	(14)

NET INCOME	$303.0	$356.8	(15)%

Per Common Share
Net Income
Basic	$1.24	$1.46	(15)%
Diluted	1.24	1.46	(15)

Average Common Equity	$6,905.0	$6,500.8	6%
Return on Average Common Equity	8.85%	11.07%
Return on Average Assets	.70%	.96%

Common Dividends Declared per Share	$.56	$.56	—%

Average Common Shares Outstanding (000s)
Basic	241,803	241,886
Diluted	242,438	242,555
Common Shares Outstanding (EOP)	240,992	242,091

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	JUNE 30
	2011	2010	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$46.6	$262.2	(82)%
Interest-Bearing Deposits with Banks	16,613.8	13,276.5	25
Federal Reserve Deposits and Other Interest-Bearing	15,173.8	9,787.7	55
Securities
U.S. Government	1,407.1	154.6	N/M
Obligations of States and Political Subdivisions	606.5	728.8	(17)
Government Sponsored Agency	13,296.2	11,868.5	12
Other	9,716.4	6,624.6	47

Total Securities	25,026.2	19,376.5	29
Loans and Leases	28,566.0	28,404.8	1

Total Earning Assets	85,426.4	71,107.7	20
Allowance for Credit Losses Assigned to Loans and Leases	(311.3)	(326.7)	(5)
Cash and Due from Banks	5,099.1	3,524.2	45
Buildings and Equipment	495.7	529.5	(6)
Client Security Settlement Receivables	1,577.9	861.7	83
Goodwill	434.9	393.0	11
Other Assets	4,675.6	3,959.5	18

Total Assets	$97,398.3	$80,048.9	22%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,191.1	$12,799.5	11%
Savings Certificates and Other Time	3,749.1	3,548.7	6
Non-U.S. Offices - Interest-Bearing	42,826.5	31,827.5	35

Total Interest-Bearing Deposits	60,766.7	48,175.7	26
Short-Term Borrowings	4,864.3	7,077.1	(31)
Senior Notes	1,889.9	1,401.2	35
Long-Term Debt	2,431.2	3,327.3	(27)
Floating Rate Capital Debt	276.9	276.8	—

Total Interest-Related Funds	70,229.0	60,258.1	17
Demand and Other Noninterest-Bearing Deposits	16,734.2	9,776.4	71
Other Liabilities	3,409.7	3,394.8	—

Total Liabilities	90,372.9	73,429.3	23
Total Equity	7,025.4	6,619.6	6

Total Liabilities and Stockholders’ Equity	$97,398.3	$80,048.9	22%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	JUNE 30	MARCH 31
	2011	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$46.6	$90.2	(48)%
Interest-Bearing Deposits with Banks	16,613.8	16,891.5	(2)
Federal Reserve Deposits and Other Interest-Bearing	15,173.8	15,080.5	1
Securities
U.S. Government	1,407.1	982.0	43
Obligations of States and Political Subdivisions	606.5	665.0	(9)
Government Sponsored Agency	13,296.2	13,317.2	—
Other	9,716.4	7,825.2	24

Total Securities	25,026.2	22,789.4	10
Loans and Leases	28,566.0	27,887.5	2

Total Earning Assets	85,426.4	82,739.1	3
Allowance for Credit Losses Assigned to Loans and Leases	(311.3)	(313.5)	(1)
Cash and Due from Banks	5,099.1	3,592.8	42
Buildings and Equipment	495.7	494.7	—
Client Security Settlement Receivables	1,577.9	1,304.0	21
Goodwill	434.9	405.8	7
Other Assets	4,675.6	4,456.3	5

Total Assets	$97,398.3	$92,679.2	5%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,191.1	$14,147.3	—%
Savings Certificates and Other Time	3,749.1	3,765.2	—
Non-U.S. Offices - Interest-Bearing	42,826.5	41,077.5	4

Total Interest-Bearing Deposits	60,766.7	58,990.0	3
Short-Term Borrowings	4,864.3	7,297.9	(33)
Senior Notes	1,889.9	1,890.6	—
Long-Term Debt	2,431.2	2,538.2	(4)
Floating Rate Capital Debt	276.9	276.9	—

Total Interest-Related Funds	70,229.0	70,993.6	(1)
Demand and Other Noninterest-Bearing Deposits	16,734.2	12,085.4	38
Other Liabilities	3,409.7	2,672.0	28

Total Liabilities	90,372.9	85,751.0	5
Total Equity	7,025.4	6,928.2	1

Total Liabilities and Stockholders’ Equity	$97,398.3	$92,679.2	5%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	SECOND QUARTER
	2011	2010	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$272.5	$292.8	(7)%
Interest-Bearing Deposits with Banks	16,230.6	15,003.7	8
Federal Reserve Deposits and Other Interest-Bearing	14,799.6	3,886.2	N/M
Securities
U.S. Government	1,001.2	81.7	N/M
Obligations of States and Political Subdivisions	609.9	732.1	(17)
Government Sponsored Agency	12,794.0	11,655.9	10
Other	9,628.1	6,900.1	40

Total Securities	24,033.2	19,369.8	24
Loans and Leases	28,330.9	27,569.1	3

Total Earning Assets	83,666.8	66,121.6	27
Allowance for Credit Losses Assigned to Loans & Leases	(308.2)	(311.0)	(1)
Cash and Due from Banks	3,861.7	2,903.7	33
Buildings and Equipment	500.5	533.7	(6)
Client Security Settlement Receivables	409.8	385.3	6
Goodwill	417.4	405.8	3
Other Assets	3,811.1	4,246.7	(10)

Total Assets	$92,359.1	$74,285.8	24%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,222.9	$12,960.8	10%
Savings Certificates and Other Time	3,686.9	3,561.5	4
Non-U.S. Offices – Interest-Bearing	41,568.4	28,473.4	46

Total Interest-Bearing Deposits	59,478.2	44,995.7	32
Short-Term Borrowings	7,114.6	6,123.6	16
Senior Notes	1,891.9	1,396.6	35
Long-Term Debt	2,756.9	2,940.7	(6)
Floating Rate Capital Debt	276.9	276.8	—

Total Interest-Related Funds	71,518.5	55,733.4	28
Demand & Other Noninterest-Bearing Deposits	11,017.4	8,926.9	23
Other Liabilities	2,866.5	3,078.9	(7)

Total Liabilities	85,402.4	67,739.2	26
Total Equity	6,956.7	6,546.6	6

Total Liabilities and Stockholders’ Equity	$92,359.1	$74,285.8	24%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2011 Quarter				2010 Quarters
	Second		First		Fourth		Third		Second
Net Income Summary
Trust, Investment and Other Servicing Fees	$557.8		$514.9		$504.6		$518.7		$543.5
Other Noninterest Income	140.9		148.6		169.5		137.3		187.9
Net Interest Income	246.1		234.4		222.0		233.5		232.8

Total Revenue	944.8		897.9		896.1		889.5		964.2
Provision for Credit Losses	10.0		15.0		40.0		30.0		50.0
Noninterest Expense	705.3		652.9		641.7		622.1		614.4

Income before Income Taxes	229.5		230.0		214.4		237.4		299.8
Provision for Income Taxes	77.5		79.0		57.3		81.8		100.2

Net Income	$152.0		$151.0		$157.1		$155.6		$199.6

Per Common Share
Net Income - Basic	$.62		$.62		$.64		$.64		$.82
- Diluted	.62		.61		.64		.64		.82
Cash Dividends Declared per Common Share	.28		.28		.28		.28		.28
Book Value (EOP)	29.15		28.65		28.19		27.95		27.34
Market Value (EOP)	45.96		50.75		55.41		48.24		46.70

Ratios
Return on Average Common Equity	8.76%		8.94%		9.10%		9.23%		12.23%
Return on Average Assets	.66		.74		.78		.83		1.08
Net Interest Margin	1.18		1.26		1.24		1.39		1.41
Risk-based Capital Ratios
Tier 1	12.8%		13.5%		13.6%		13.2%		13.7%
Total (Tier 1 + Tier 2)	14.5		15.4		15.6		15.3		15.9
Tier 1 Leverage	7.7		8.5		8.8		9.3		9.2
Tier 1 Common Equity (non-GAAP)	12.3		13.0		13.0		12.7		13.2

Assets Under Custody ($ in Billions) - EOP
Corporate	$4,028.1		$3,971.4		$3,711.1		$3,557.8		$3,224.3
Personal	387.8		384.6		370.2		349.1		327.6

Total Assets Under Custody	$4,415.9		$4,356.0		$4,081.3		$3,906.9		$3,551.9

Assets Under Managment ($ in Billions) - EOP	$684.1		$662.2		$643.6		$657.2		$603.0

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$328.0		$325.1		$333.0		$327.3		$345.5
Other Real Estate Owned (OREO)	31.1		56.3		45.5		50.3		44.3

Total Nonperforming Assets	$359.1		$381.4		$378.5		$377.6		$389.8

Nonperforming Assets / Loans & OREO	1.26%		1.36%		1.34%		1.35%		1.37%

Gross Charge-offs	$17.2		$35.4		$45.3		$31.8		$40.3
Less: Gross Recoveries	2.2		13.8		1.3		1.5		2.0

Net Charge-offs (Recoveries)	$15.0		$21.6		$44.0		$30.3		$38.3

Net Charge-offs (Annualized) to Average Loans & Leases	.21		.31		.64		.44		.56
Allowance for Credit Losses Assigned to Loans & Leases	$311.3		$313.5		$319.6		$324.7		$326.7
Allowance to Nonperforming Loans	.9	x	1.0	x	1.0	x	1.0	x	1.0	x
Allowance for Other Credit-Related Exposures	$34.5		$37.3		$37.7		$36.7		$34.9